ARTICLES OF AMENDMENT


1.     The  present  name  of  the  corporation  is:

     SOCK  FIBERGLASS  (CANADA) LIMITED

2.     The  name  of  the  corporation  is  changed  to  (if  applicable):

L'AIR  D'OR  CORPORATION

3.     Date  of  incorporation/amalgamation:

     16  August,  1961


4.     The  articles  of  the  corporation  are  amended  as  follows:

A. The Articles of the Corporation are herby amended to change the number of directors of the Corporation from seven (7) to the following:

Number (or minimum and maximum number) of directors is a minimum of three (3) and a maximum of fifteen (15).

B. The Articles of the Corporation are hereby amended to delete the objects for which the Corporation is incorporated, in their entirety, and to provide that there shall be no restrictions on the business the Corporation may carry on or on the powers the corporation may exercise.

C.     The  Articles  of  the  Corporation  are  herby  amended:

i. To provide that the classes and any maximum number of shares that the Corporation is authorized to issue shall be as follows:

(a) an unlimited number of common shares without nominal or par value; and
(b)     an  unlimited  number  of  special  shares without nominal or par value.

ii. to provide that the rights, privileges and conditions attaching to shares of the Corporation shall be as follows:

1. The holders of common shares shall be entitled to vote at all meetings of shareholders except meeting at which only holders of a specified class of shares are entitled to vote, and holders of common shares shall be entitled to vote for each common share held and subject to the rights privileges restrictions and conditions attaching to any other class of shares of the Corporation to receive the remaining property of the Corporation upon the dissolution of the Corporation.

2. The special shares shall have attached thereto the rights, privileges restrictions and conditions are as follows:

a. Subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof the directors may fix from time to time before such issue the designation rights privileges restrictions and conditions attaching to special shares including, without limiting the generality of the foregoing the rate or amount of dividends or the method of calculating dividends the date of payment thereof the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion and any sinking fund or other provisions;

b. The special shares shall, with respect to the priority in payment of dividends and the distribution of assets or return of capital in the event of liquidation dissolution or winding up of the Corporation whether voluntary or involuntary or any other return on capital or distribution of assets of the corporation amount its shareholders for the purpose of winding up its affairs be entitled to preferences over the common shares and over any other shares of the corporation ranking junior to the special shares, the special shares may also be given such other preferences not inconsistent with these articles over the common shares and any other shares of the corporation ranking junior to such preference shares as may be fixed in accordance with clause a;

c. The holder of each shares of a series of special shares shall be entitled to one vote at a meeting of shareholders.


D. The articles of corporation are hereby amended to change the name of the Corporation to L'Air D'or Corporation.

E. The proper officers of the corporation be and they are hereby authorized and directed for and on behalf of the corporation to do all acts and things and to execute whether under the corporate seal of the corporation or otherwise and deliver all documents and/or instruments including, without limitation, articles of amendment in the form required which may be necessary or desirable in order to give effect to the foregoing.

F. The directors of the Corporation are hereby authorized pursuant to subsection 167(2) of the Business Corporations Act of 1982 to effectuate this special resolution in whole or in part without further approval of the shareholders of the corporation at any time prior to the endorsements by the director appointed under the business corporations act 1982 of a certificate of amendment of the articles of corporation in respect of the above amendment.


5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.
6. The resolution authorizing the amendment was approved by the shareholders/directors as applicable of the corporation on:

14  September,  1987

SOCK  FIBERGLASS  (CANADA)  LIMITED
-----------------------------------
(Name  of  Corporation)